UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2006

ETRIALS WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50531	20-0308891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 Aerial Center Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:               (919) 653-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02 of our Report on Form 8-K filed on February 15, 2006 are hereby amended to read in their entirety as follows:

Item 1.01	Entry Into Material Definitive Agreement.

On February 14, 2006 the Company signed an Unconditional Loan Guaranty of the obligations of our subsidiary under a $1,000,000 Loan and Security Agreement dated February 1, 2005 between our subsidiary and RBC Centura Bank. See Exhibits 10.26 and 10.34 which are incorporated herein by reference. At February 13, 2006, $111,000 was outstanding under the line of credit.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of the Closing, and as a result of the merger of etrials Acquisition, Inc. with and into etrials Worldwide, Inc., all of the officers of the Company and all of the directors of the Company (other than Donald Russell and Peter Collins) resigned. Messrs. John Cline, Robert Brill, Harold Ewen, Peter Coker, and Hans Lindroth were appointed as directors of the Company to serve together with Donald Russell and Peter Collins, the Company’s continuing directors. In addition, Mr. Cline was appointed as Chief Executive Officer of the Company and Mr. James Clark was appointed as Chief Financial Officer, Treasurer and Secretary of the Company. Reference is made to the disclosure described in the Form S-4 (No. 333-129314), effective January 18, 2006, in the Section entitled “Directors and Executive Officers of CEA Following the Merger” beginning on page 122, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2006	etrials Worldwide, Inc.

By: /s/ John K. Cline
Name: John K. Cline
Title: Chief Executive Officer